Exhibit 21.1


                   Subsidiaries of the Company
                   ---------------------------


Austria
-------
   Mettler-Toledo Ges.m.b.H.


Australia
---------
   Mettler-Toledo Limited


Belgium
---------
   N.V. Mettler-Toledo S.A.


Bermuda
-------
   Mettler-Toledo Finance Ltd.


Brazil
------
   Mettler-Toledo Industria e Commercio Ltda.


Canada
------
   Mettler-Toledo Inc.


China
-----
   Changzhou Toledo Electronic Scale Ltd.
   Mettler-Toledo Instruments (Shanghai) Ltd.
   Mettler-Toledo Int. Trading (Shanghai) Corp.
   Panzhihua Toledo Electronic Scale Ltd.
   Xinjiang Toledo Electronic Scale Ltd.


Croatia
-------
   Mettler-Toledo d.o.o.


Czech Republic
--------------
   Mettler-Toledo spol. s.r.o.


Denmark
-------
   Mettler-Toledo A/S


France
------
   Mettler-Toledo SA
   Mettler-Toledo Analyse Industrielle S.a.r.l.
   Ohaus S.a.r.l.


Germany
-------
   Mettler-Toledo (Albstadt) GmbH
   Garvens Automation GmbH
   Mettler-Toledo GmbH
   Getmore Gesell fur Marketing & Media Service GmbH
   Ohaus Waagen Vertriebsgesellschaft GmbH
   Mettler-Toledo Management Holding Deutschland GmbH]


Hong Kong
---------
   Mettler-Toledo (HK) Ltd.


Hungary
-------
   Mettler-Toledo Kereskedelml Kft.


Italy
-----
   Mettler-Toldeo grandi impianti S.r.l.
   Mettler-Toledo S.p.A.


Japan
-----
   Mettler-Toledo K.K.


Korea
-----
   Mettler-Toledo (Korea) Ltd.


Malaysia
--------
   Mettler-Toledo (M) Sdn. Bhd.


Mexico
------
   Mettler-Toledo S.A. de C.V.
   Ohaus de Mexico S.A. de C.V.


Netherlands
-----------
   Mettler-Toledo B.V.
   Mettler-Toledo Holding B.V.


Norway
------
   Mettler-Toledo A/S
   Cargoscan A/S
   Cargoscan Holding A/S


Poland
------
   Mettler-Toledo Sp.z.o.o.



Russia
------
   3A0 Mettler-Toledo Vostok


Singapore
---------
   Mettler-Toledo (S) Pte Ltd.


Slovak Republic
---------------
   Mettler-Toledo Service s.r.o.
   Mettler-Toledo spol. s.r.o.


Slovenia
--------
   Mettler-Toledo d.o.o.


Spain
-----
   Mettler-Toledo S.A.E.


Sweden
------
   Mettler-Toledo AB


Switzerland
-----------
   Mettler-Toledo Holding AG
   Mettler-Toledo GmbH
   Mettler-Toledo Logistik AG
   Mettler-Toledo Pac Rim AG
   Mettler-Toledo (Schweiz) AG
   Microwa Prazisionswaagen AG
   Pivott Instrumente AG


Taiwan
------
   Mettler-Toledo Pac Rim AG-Taiwan Branch


Thailand
--------
   Mettler-Toledo (Thailand) Ltd.


United Kingdom
--------------
   Mettler-Toledo Ltd.
   Ohaus Europe Ltd.


United States of America
------------------------
   ACME Scale & Supply Inc. (PA)
   Hi-Speed Checkweigher Co., Inc. (NY)
   Mettler-Toledo Holding Inc. (DE)
   Mettler-Toledo, Inc. (DE)
   Mettler-Toledo Process Analytical, Inc. (MA)
   Ohaus Corp. (NJ)